UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2005

WESTERN WIRELESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-28160	91-1638901

(Commission File Number)	(IRS Employer Identification No.)

3650 131st Avenue S.E. Bellevue, Washington	98006

(Address of Principal Executive Offices)	(Zip Code)

(425) 586-8700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 1.02 Termination of a Material Definitive Agreement.

     In June 2001, under the terms of the agreement pursuant to which we acquired tele.ring Telekom Service GmbH (“tele.ring”), our operating company in Austria, from a subsidiary of Vodafone Group Plc (“Vodafone”), an affiliate of Vodafone agreed to make available to tele.ring an unsecured term loan, the terms of which were amended in January 2003 (the “tele.ring Term Loan”). Under the terms of the tele.ring Term Loan, the balance of the outstanding principal and accrued interest was to have been repaid based on predetermined percentages on each of July 1, 2005, July 1, 2006 and December 31, 2006. As previously disclosed, in October 2004, tele.ring received a letter from Vodafone that alleged that tele.ring had breached certain of its obligations under the tele.ring Term Loan and further alleged that Vodafone had the right to accelerate the repayment of the balance due under the tele.ring Term Loan. We do not believe that tele.ring was in breach of the terms of the tele.ring Term Loan and we believe that Vodafone had no right to attempt to accelerate the repayment of the tele.ring Term Loan. tele.ring and Vodafone have been utilizing the dispute resolution procedures in the tele.ring Term Loan in order to attempt resolve this dispute.

     On February 15, 2005, tele.ring and Vodafone and certain of their affiliates settled this dispute and terminated the loan agreement. Pursuant to the settlement agreement, tele.ring prepaid all of the outstanding principal and interest on the tele.ring Term Loan of Euro177,285,603.18. Vodafone withdrew its claims that tele.ring was in breach of its obligations under the tele.ring Term Loan, and tele.ring and Vodafone also released one another and their affiliates from any and all claims relating to or arising from the tele.ring Term Loan and the other agreements between them. No default interest or other termination penalty was paid in connection with the termination of the tele.ring Term Loan.

Item 9.01 Financial Statements and Exhibits

     99.1 Letter Agreement, dated as of February 15, 2005, among Vodafone Holding GmbH (formerly known as Vodafone AG, as universal successor of Mannesmann Eurokom GmbH), tele.ring Telekom Service GmbH, and EHG Einkaufs- und Handels GmbH.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN WIRELESS CORPORATION (Registrant)
Date: February 16, 2005	By:	/s/ Jeffrey A. Christianson
Jeffrey A. Christianson
Senior Vice President and General Counsel